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                                                               EXHIBIT 21.1


                                 TELEVIDEO, INC.

                                  SUBSIDIARIES

DOMESTIC


* Synertek, Inc., a Nevada Corporation (8%);


FOREIGN


* Ningbo China (30%);

* Alpha Technology, a Korean Company (49%);

* K&T Telecom, Inc, a Korean Company (49%);

* Keyin Telecom Co., Ltd, a Korean Company (5.75%);

* Biomax Co. Ltd., a Korean Company (15%)

* Koram, Inc., A Korean company (50%)


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